Exhibit 99.1

Tenet Reports Adjusted EBITDA of $529 Million

for the Quarter Ended March 31, 2015

DALLAS – May 4, 2015 – Tenet Healthcare Corporation (NYSE:THC) reported Adjusted EBITDA of $529 million for the first quarter of 2015, an increase of $142 million, or 37 percent, compared to $387 million in the first quarter of 2014.

“This was a very good quarter for Tenet, characterized by a continuation of the strong volume trends from the second half of 2014, exceptional results at Conifer, and EBITDA that exceeded our expectations,” said Trevor Fetter, president and chief executive officer. “We also made a number of important steps in the quarter to improve Tenet’s strategic position. We expect these actions to enable us to generate faster growth, improve margins and increase free cash flow. This includes our recently announced joint venture with United Surgical Partners International and Welsh Carson to form the nation’s largest network of ambulatory surgery centers and leading provider of ambulatory solutions to not-for-profit health systems.”

Discussion of Results (Percentage changes in operating metrics compare Q1’15 to Q1’14 on a same-hospital basis unless otherwise noted.)

Tenet generated same-hospital growth in admissions and adjusted admissions of 4.9 percent and 5.9 percent, respectively, compared to the first quarter of 2014. Paying admissions increased an even stronger 6.2 percent, reflecting growth in the number of newly insured patients. Surgeries increased 7.1 percent and emergency department visits increased 7.2 percent. The company estimates that approximately two-thirds of its volume growth in the quarter is related to investments in service line development and targeted capital investment.

Tenet increased outpatient visits by 7.6 percent. Approximately 90 percent of this growth was organic. At the end of the quarter, Tenet operated 215 outpatient facilities, an increase of 26 facilities over the prior year; these metrics include 44 ambulatory surgery centers and 20 imaging centers that are being contributed into the joint venture with United Surgical Partners.

The company continues to benefit from declines in uninsured and charity volumes. In the six states that expanded Medicaid, same-hospital uninsured plus charity admissions declined by 1,593 admissions, or 49.8 percent, and Medicaid admissions increased by 2,645 admissions, or 9.6 percent. Uninsured plus charity outpatient visits decreased by 7,280 visits, or 13.2 percent, and Medicaid outpatient visits grew by 61,979 visits, or 19.5 percent. The six states are comprised of five states that expanded Medicaid in 2014, including Arizona, California, Illinois, Massachusetts and Michigan, and Pennsylvania, which expanded Medicaid in 2015.

Including non-expansion states, same-hospital uninsured plus charity admissions decreased by 1,743 admissions, or 13.9 percent, and Medicaid admissions increased by 4,180 admissions, or

8.0 percent. There was a decline in same-hospital charity and uninsured outpatient visits of 8,760 visits, or 5.3 percent, and an increase in Medicaid outpatient visits of 78,862 visits, or 15.8 percent.

Tenet’s same-hospital exchange volumes were 4,432 admissions and 35,737 outpatient visits in the first quarter. Compared to the fourth quarter of 2014, the company drove increases in exchange admissions and exchange outpatient visits of 17.6 percent and 11.2 percent, respectively.

Net operating revenues, after provision for doubtful accounts, grew by $502 million, or 12.8 percent, to $4.428 billion, compared to net operating revenues of $3.926 billion in the first quarter of 2014. The majority of the company’s revenue growth was driven by a 5.9 percent increase in same-hospital adjusted patient admissions, a 2.7 percent increase in same-hospital net patient revenue per adjusted patient admission, and a $37 million increase in revenue at Conifer from non-Tenet hospitals, representing a growth rate of 25.5 percent. The year-over-year comparison also benefitted from outpatient development activity, the acquisition of two hospitals and opening of one newly constructed hospital.

Selected operating expenses, defined as the sum of salaries, wages and benefits, supplies and other operating expenses, increased by 1.5 percent per adjusted admission in the quarter.

Tenet recorded $6 million in electronic health records incentives in the first quarter of 2015, a $3 million decrease compared to $9 million in the first quarter of 2014. Electronic health record incentive payments are recorded based on the timing of when the company’s hospitals achieve meaningful use criteria.

The company’s bad debt expense ratio was 7.6 percent of revenues before bad debt, a decrease of 120 basis points compared to 8.8 percent in the first quarter of 2014. This improvement reflects the growth in newly insured patients. Including $174 million and $221 million of charity care write-offs in the first quarters of 2015 and 2014, respectively, Tenet’s uncompensated care expense was $537 million and $601 million, respectively, in these periods. As a percentage of adjusted revenue, uncompensated care expense represented 10.8 percent of adjusted revenue in the first quarter of 2015, down from 13.3 percent in the first quarter of 2014.

Conifer generated $82 million of Adjusted EBITDA, representing a 71 percent increase compared to $48 million in the first quarter of 2014. Including revenue from Tenet, Conifer’s revenue increased by $57 million, or 20 percent, to $342 million in the first quarter of 2015, compared to revenues of $285 million in the first quarter of 2014.

Tenet generated adjusted net income from continuing operations in the first quarter of 2015 of $67 million, or $0.67 per diluted share. This excludes $21 million, or $0.21 per share in after-tax impairments, restructuring charges, acquisition-related costs, litigation and investigation costs. The company reported a net loss from continuing operations in the first quarter of 2014 of $12 million, or $0.12 per diluted share, excluding the comparable items that totaled $15 million after-tax, or $0.16 per share.

Including the results of both continuing and discontinued operations, Tenet reported consolidated net income attributable to common shareholders of $47 million after-tax, or $0.47 per share in the first quarter of 2015, compared to a net loss of $32 million after-tax, or $0.33 per share, in the first quarter of 2014.

Cash and cash equivalents were $185 million at March 31, 2015, compared to $193 million at December 31, 2014. Tenet’s outstanding borrowings on its credit line were $350 million as of March 31, 2015. Accounts receivable days outstanding were 50.1 days at March 31, 2015 compared to 49.5 days at December 31, 2014.

Outlook for 2015

The company confirmed its existing Outlook for 2015, including revenue of $17.4 billion to $17.7 billion, adjusted EBITDA of $2.05 billion to $2.15 billion and earnings per share of $1.32 to $2.40 per share. For the second quarter ending June 30, 2015, the company expects to deliver Adjusted EBITDA of $500 million to $550 million and earnings per share of $0.15 to $0.64. The outlook for the second quarter includes $35 million of electronic health record incentives.

The company’s outlook for 2015 excludes the anticipated impact of the proposed joint venture with United Surgical Partners International, the acquisition of Aspen Healthcare, the joint venture with Baylor Scott & White, and other potential acquisition and development initiatives. The company intends to update its outlook for these items as part of its quarterly earnings releases following the finalization of each of these transactions.

Management’s Webcast Discussion of First Quarter Results

Tenet management will discuss the Company’s first quarter 2015 results on a webcast scheduled for 10:00 a.m. ET (9:00 a.m. CT) on May 5, 2015. Investors can access the webcast through Tenet’s website at www.tenethealth.com/investors. A set of slides, which will be referred to on the conference call, is available on the Quarterly Results section of the Company’s website.

Additional information regarding Tenet’s quarterly results of operations, including detailed tabular operational data, is contained in its Form 10-Q report for the three months ended March 31, 2015, which will be filed with the Securities and Exchange Commission and posted on the Tenet website before the webcast. This press release includes certain non-GAAP measures, such as Adjusted EBITDA. A reconciliation of Adjusted EBITDA to net income attributable to Tenet common shareholders is included in the financial tables at the end of this release.

Tenet Healthcare Corporation is a national, diversified healthcare services company with 110,000 employees united around a common mission: to help people live happier, healthier lives. The company operates 80 hospitals, 216 outpatient centers, six health plans and Conifer Health Solutions, a leading provider of healthcare business process services in the areas of revenue cycle management, value based care and patient communications. For more information, please visit www.tenethealth.com

The terms “THC”, “Tenet Healthcare Corporation”, “the company”, “we”, “us” or “our” refer to Tenet Healthcare Corporation or one or more of its subsidiaries or affiliates as applicable.

###

Corporate Communications Donn Walker 469-893-2640 mediarelations@tenethealth.com	Investor Relations Brendan Strong 469-893-2387 investorrelations@tenethealth.com

This release contains “forward-looking statements” – that is, statements that relate to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as “expect,” “assume,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include, but are not limited to, the factors disclosed under “Forward-Looking Statements” and “Risk Factors” in our Form 10-K for the year ended December 31, 2014 and other filings with the Securities and Exchange Commission. The information contained in this release is as of the date hereof. The company assumes no obligation to update forward-looking statements contained in this release as a result of new information or future events or developments.

Tenet uses its company website to provide important information to investors about the company including the posting of important announcements regarding financial performance and corporate developments.

TENET HEALTHCARE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(Dollars in millions except per share amounts)	Three Months Ended March 31,
	2015	%	2014	%	Change
Net operating revenues:
Net operating revenues before provision for doubtful accounts	$4,791		$4,306		11.3%
Less: Provision for doubtful accounts	363		380		(4.5)%

Net operating revenues	4,428	100.0%	3,926	100.0%	12.8%
Operating expenses:
Salaries, wages and benefits	2,125	48.0%	1,921	48.9%	10.6%
Supplies	687	15.5%	628	16.0%	9.4%
Other operating expenses, net	1,093	24.7%	999	25.5%	9.4%
Electronic health record incentives	(6)	(0.2)%	(9)	(0.2)%	(33.3)%
Depreciation and amortization	207	4.7%	193	4.9%	7.3%
Impairment and restructuring charges, and acquisition-related costs	29	0.7%	21	0.5%
Litigation and investigation costs	3	0.1%	3	0.1%

Operating income	290	6.5%	170	4.3%
Interest expense	(199)		(182)

Net income (loss) from continuing operations, before income taxes	91		(12)
Income tax benefit (expense)	(16)		1

Net income (loss) from continuing operations, before discontinued operations	75		(11)
Discontinued operations:
Loss from operations	(1)		(8)
Litigation and investigation costs	3		—
Income tax benefit (expense)	(1)		3

Net income (loss) from discontinued operations	1		(5)

Net income (loss)	76		(16)
Less: Net income attributable to noncontrolling interests	29		16

Net income (loss) attributable to Tenet Healthcare Corporation common shareholders	$47		$(32)

Amounts attributable to Tenet Healthcare Corporation common shareholders
Income (loss) from continuing operations, net of tax	$46		$(27)
Income (loss) from discontinued operations, net of tax	1		(5)

Net income (loss) attributable to Tenet Healthcare Corporation common shareholders	$47		$(32)

Earnings (loss) per share attributable to Tenet Healthcare Corporation common shareholders:
Basic
Continuing operations	$0.47		$(0.28)
Discontinued operations	0.01		(0.05)

	$0.48		$(0.33)

Diluted
Continuing operations	$0.46		$(0.28)
Discontinued operations	0.01		(0.05)

	$0.47		$(0.33)

Weighted average shares and dilutive securities outstanding (in thousands):
Basic	98,699		97,161
Diluted*	100,872		97,161

*	Had we generated income from continuing operations in the three months ended 2014, the effect of employee stock options, restricted stock units and deferred compensation units on the diluted shares calculation would have been an increase of 1,984 shares.

TENET HEALTHCARE CORPORATION

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Dollars in millions)	March 31, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$185	$193
Accounts receivable, less allowance for doubtful accounts	2,468	2,404
Inventories of supplies, at cost	268	276
Income tax receivable	2	2
Current portion of deferred income taxes	718	747
Assets held for sale	337	2
Other current assets	1,146	1,093

Total current assets	5,124	4,717
Investments and other assets	355	384
Deferred income taxes, net of current portion	66	116
Property and equipment, at cost, less accumulated depreciation and amortization	7,528	7,733
Goodwill	3,874	3,913
Other intangible assets, at cost, less accumulated amortization	1,478	1,278

Total assets	$18,425	$18,141

LIABILITIES AND EQUITY
Current liabilities:
Short-term borrowings	$400	$—
Current portion of long-term debt	110	112
Accounts payable	1,098	1,179
Accrued compensation and benefits	671	852
Professional and general liability reserves	188	189
Accrued interest payable	268	194
Liabilities held for sale	45	—
Other current liabilities	954	1,051

Total current liabilities	3,734	3,577
Long-term debt, net of current portion	11,824	11,695
Professional and general liability reserves	524	492
Defined benefit plan obligations	629	633
Other long-term liabilities	534	558

Total liabilities	17,245	16,955
Commitments and contingencies
Redeemable noncontrolling interests in equity of consolidated subsidiaries	208	401
Equity:
Shareholders’ equity:
Common stock	7	7
Additional paid-in capital	4,751	4,614
Accumulated other comprehensive loss	(179)	(182)
Accumulated deficit	(1,363)	(1,410)
Common stock in treasury, at cost	(2,377)	(2,378)

Total shareholders’ equity	839	651
Noncontrolling interests	133	134

Total equity	972	785

Total liabilities and equity	$18,425	$18,141

TENET HEALTHCARE CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(Dollars in millions)	Three Months Ended March 31,
	2015	2014
Net income (loss)	$76	$(16)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	207	193
Provision for doubtful accounts	363	380
Deferred income tax expense (benefit)	12	(3)
Stock-based compensation expense	15	12
Impairment and restructuring charges, and acquisition-related costs	29	21
Litigation and investigation costs	3	3
Amortization of debt discount and debt issuance costs	7	7
Pre-tax (income) loss from discontinued operations	(2)	8
Other items, net	(8)	(3)
Changes in cash from operating assets and liabilities:
Accounts receivable	(484)	(557)
Inventories and other current assets	(74)	(60)
Income taxes	8	(2)
Accounts payable, accrued expenses and other current liabilities	(200)	29
Other long-term liabilities	28	13
Payments for restructuring charges, acquisition-related costs, and litigation costs and settlements	(33)	(30)
Net cash used in operating activities from discontinued operations, excluding income taxes	(4)	(14)

Net cash used in operating activities	(57)	(19)
Cash flows from investing activities:
Purchases of property and equipment — continuing operations	(184)	(281)
Purchases of businesses or joint venture interests, net of cash acquired	(11)	(9)
Proceeds from sales of marketable securities, long-term investments and other assets	6	3
Other long-term assets	2	(4)

Net cash used in investing activities	(187)	(291)
Cash flows from financing activities:
Repayments of borrowings under credit facility	(690)	(665)
Proceeds from borrowings under credit facility	820	430
Repayments of other borrowings	(32)	(24)
Proceeds from other borrowings	401	600
Deferred debt issuance costs	(4)	(11)
Distributions paid to noncontrolling interests	(11)	(11)
Contributions from noncontrolling interests	2	13
Purchase of noncontrolling interest	(254)	—
Proceeds from exercise of stock options	7	6
Other items, net	(3)	—

Net cash provided by financing activities	236	338

Net increase (decrease) in cash and cash equivalents	(8)	28
Cash and cash equivalents at beginning of period	193	113

Cash and cash equivalents at end of period	$185	$141

Supplemental disclosures:
Interest paid, net of capitalized interest	$(117)	$(105)
Income tax refunds (payments), net	$1	$(1)

TENET HEALTHCARE CORPORATION

SELECTED STATISTICS – CONTINUING TOTAL HOSPITALS

(Unaudited)

(Dollars in millions except per patient day, per admission and per visit amounts)	Three Months Ended March 31,
	2015	2014	Change

Net inpatient revenues	$2,690	$2,440	10.2%
Net outpatient revenues	$1,505	$1,346	11.8%

Number of acute care hospitals (at end of period)	80	77	3 *
Licensed beds (at end of period)	20,826	20,255	2.8%
Average licensed beds	20,823	20,255	2.8%
Utilization of licensed beds	52.1%	51.0%	1.1%*
Patient days – total	975,912	929,164	5.0%
Adjusted patient days	1,631,597	1,535,545	6.3%
Net inpatient revenue per patient day	$2,756	$2,626	5.0%
Total admissions	208,333	194,273	7.2%
Adjusted patient admissions	351,893	324,475	8.4%
Charity and uninsured admissions	10,950	12,530	(12.6)%
Net inpatient revenue per admission	$12,912	$12,560	2.8%
Average length of stay (days)	4.68	4.78	(2.1)%
Total surgeries	175,644	162,282	8.2%
Admissions through emergency department	133,544	122,601	8.9%
Emergency department visits	741,533	665,002	11.5%
Total emergency department admissions and visits	875,077	787,603	11.1%
Outpatient visits	2,145,344	1,947,687	10.1%
Charity and uninsured outpatient visits	160,271	165,248	(3.0)%
Net outpatient revenue per visit	$702	$691	1.6%
Net patient revenue per adjusted patient admission	$11,921	$11,668	2.2%
Net patient revenue per adjusted patient day	$2,571	$2,466	4.3%

Net Patient Revenues from:
Medicare	21.8%	22.6%	(0.8)%*
Medicaid	9.2%	7.7%	1.5%*
Managed care	58.8%	57.8%	1.0%*
Indemnity, self-pay and other	10.2%	11.9%	(1.7)%*

*	This change is the difference between the 2015 and 2014 amounts shown

TENET HEALTHCARE CORPORATION

SELECTED STATISTICS – CONTINUING SAME HOSPITALS

(Unaudited)

(Dollars in millions except per patient day, per admission and per visit amounts)	Three Months Ended March 31,
	2015	2014	Change

Net inpatient revenues	$2,648	$2,440	8.5%
Net outpatient revenues	$1,469	$1,346	9.1%

Number of acute care hospitals (at end of period)	77	77	— *
Licensed beds (at end of period)	20,419	20,255	0.8%
Average licensed beds	20,416	20,255	0.8%
Utilization of licensed beds	52.2%	51.0%	1.2%*
Patient days – total	958,365	929,164	3.1%
Adjusted patient days	1,599,685	1,535,545	4.2%
Net inpatient revenue per patient day	$2,763	$2,626	5.2%
Total admissions	203,815	194,273	4.9%
Adjusted patient admissions	343,658	324,475	5.9%
Charity and uninsured admissions	10,787	12,530	(13.9)%
Net inpatient revenue per admission	$12,992	$12,560	3.4%
Average length of stay (days)	4.70	4.78	(1.7)%
Total surgeries	173,871	162,282	7.1%
Admissions through emergency department	130,241	122,601	6.2%
Emergency department visits	714,034	665,002	7.4%
Total emergency department admissions and visits	844,275	787,603	7.2%
Outpatient visits	2,095,745	1,947,687	7.6%
Charity and uninsured outpatient visits	156,488	165,248	(5.3)%
Net outpatient revenue per visit	$701	$691	1.4%
Net patient revenue per adjusted patient admission	$11,980	$11,668	2.7%
Net patient revenue per adjusted patient day	$2,574	$2,466	4.4%

Net Patient Revenues from:
Medicare	21.7%	22.6%	(0.9)%*
Medicaid	9.2%	7.7%	1.5%*
Managed care	59.0%	57.8%	1.2%*
Indemnity, self-pay and other	10.1%	11.9%	(1.8)%*

*	This change is the difference between the 2015 and 2014 amounts shown

TENET HEALTHCARE CORPORATION

SEGMENT REPORTING

(Unaudited)

	March 31, 2015	December 31, 2014
Assets
Hospital Operations and other	$17,276	$17,212
Conifer	1,149	929

Total	$18,425	$18,141

	Three Months Ended March 31,
	2015	2014
Capital expenditures:
Hospital Operations and other	$180	$273
Conifer	4	8

Total	$184	$281

Net operating revenues:
Hospital Operations and other	$4,246	$3,781
Conifer
Tenet	160	140
Other customers	182	145

Total Conifer revenues	342	285

	4,588	4,066
Intercompany eliminations	(160)	(140)

Total	$4,428	$3,926

Adjusted EBITDA:
Hospital Operations and other	$447	$339
Conifer	82	48

Total	$529	$387

Depreciation and amortization:
Hospital Operations and other	$196	$188
Conifer	11	5

Total	$207	$193

Adjusted EBITDA	$529	$387
Depreciation and amortization	(207)	(193)
Impairments and restructuring charges, and acquisition-related costs	(29)	(21)
Litigation and investigation costs	(3)	(3)
Interest expense	(199)	(182)

Income (loss) from continuing operations before income taxes	$91	$(12)

(1) Reconciliation of Adjusted EBITDA

Adjusted EBITDA, a non-GAAP term, is defined by the Company as net income (loss) attributable to Tenet Healthcare Corporation common shareholders before (1) the cumulative effect of changes in accounting principle, net of tax; (2) net loss (income) attributable to noncontrolling interests; (3) preferred stock dividends; (4) income (loss) from discontinued operations, net of tax; (5) income tax benefit (expense); (6) investment earnings (loss); (7) gain (loss) from early extinguishment of debt; (8) net gain (loss) on sales of investments; (9) interest expense; (10) litigation and investigation benefit (costs), net of insurance recoveries; (11) hurricane insurance recoveries, net of costs; (12) impairment and restructuring charges and acquisition-related costs; and (13) depreciation and amortization. The Company’s Adjusted EBITDA may not be comparable to EBITDA reported by other companies.

The Company provides this information as a supplement to GAAP information to assist itself and investors in understanding the impact of various items on its financial statements, some of which are recurring or involve cash payments. The Company uses this information in its analysis of the performance of its business excluding items that it does not consider as relevant in the performance of its hospitals in continuing operations. In addition, from time to time we use this measure to define certain performance targets under our compensation programs. Adjusted EBITDA is not a measure of liquidity, but is a measure of operating performance that management uses in its business as an alternative to net income (loss) attributable to Tenet Healthcare Corporation common shareholders. Because Adjusted EBITDA excludes many items that are included in our financial statements, it does not provide a complete measure of our operating performance. Accordingly, investors are encouraged to use GAAP measures when evaluating the Company’s financial performance.

The reconciliation of net income (loss) attributable to Tenet Healthcare Corporation common shareholders, the most comparable GAAP term, to Adjusted EBITDA, is set forth in the first table below for the three ended March 31, 2015 and 2014.

TENET HEALTHCARE CORPORATION

Additional Supplemental Non-GAAP Disclosures

Table #1 - Reconciliation of Adjusted EBITDA to Net Income (Loss) Attributable to Tenet Healthcare

Corporation Common Shareholders

(Unaudited)

(Dollars in millions)	Three Months Ended March 31,
	2015	2014
Net income (loss) attributable to Tenet Healthcare Corporation common shareholders	$47	$(32)
Less: Net income attributable to noncontrolling interests	(29)	(16)
Income (loss) from discontinued operations, net of tax	1	(5)

Income (loss) from continuing operations	75	(11)
Income tax benefit (expense)	(16)	1
Interest expense	(199)	(182)

Operating income	290	170
Litigation and investigation costs	(3)	(3)
Impairment and restructuring charges, and acquisition-related costs	(29)	(21)
Depreciation and amortization	(207)	(193)

Adjusted EBITDA	$529	$387

Net operating revenues	$4,428	$3,926

Adjusted EBITDA as % of net operating revenues (Adjusted EBITDA margin)	11.9%	9.9%

TENET HEALTHCARE CORPORATION

Additional Supplemental Non-GAAP Disclosures

Table #2 - Reconciliation of Adjusted Free Cash Flow

(Unaudited)

(Dollars in millions)	Three Months Ended March 31,
	2015	2014
Net cash used in operating activities	$(57)	$(19)
Less:
Payments for restructuring charges, acquisition-related costs, and litigation costs and settlements	(33)	(30)
Net cash used in operating activities from discontinued operations	(4)	(14)

Adjusted net cash provided by (used in) operating activities – continuing operations	(20)	25
Purchases of property and equipment – continuing operations	(184)	(281)

Adjusted free cash flow – continuing operations	$(204)	$(256)

TENET HEALTHCARE CORPORATION

Additional Supplemental Non-GAAP Disclosures

Table #3 - Reconciliation of Outlook Adjusted EBITDA to

Outlook Net Income Attributable to Tenet Healthcare Corporation Common Shareholders

for the Year Ending December 31, 2015

(Unaudited)

(Dollars in millions)	Q2 2015		2015
	Low	High	Low	High
Net income attributable to Tenet Healthcare Corporation common shareholders	$13	$65	$108	$223
Less: Net (income) attributable to noncontrolling interests	(30)	(25)	(120)	(100)
Loss from discontinued operations, net of tax	(2)	0	(5)	0

Income from continuing operations	$45	$90	$233	$323
Income tax expense	(15)	(50)	(85)	(165)

Income from continuing operations, before income taxes	$60	$140	$318	$488
Interest expense, net	(210)	(200)	(800)	(770)

Operating income	$270	$340	$1,118	$1,258
Impairment and restructuring charges, acquisition-related costs and litigation costs and settlements(a)	0	0	(32)	(32)
Depreciation and amortization	(230)	(210)	(900)	(860)

Adjusted EBITDA	$500	$550	$2,050	$2,150

Net operating revenues	$4,300	$4,500	$17,400	$17,700

Adjusted EBITDA as % of net operating revenues (Adjusted EBITDA margin)	11.6%	12.2%	11.8%	12.1%

(a)	Company does not forecast impairment and restructuring charges, acquisition-related and litigation costs and settlements

TENET HEALTHCARE CORPORATION

Additional Supplemental Non-GAAP Disclosures

Table #4 - Reconciliation of Outlook Adjusted EBITDA to

Outlook Normalized Income from Continuing Operations

for the Year Ending December 31, 2015

(Unaudited)

(Dollars in millions)	Q2 2015		2015
	Low	High	Low	High
Adjusted EBITDA	$500	$550	$2,050	$2,150
Depreciation and amortization	(230)	(210)	(900)	(860)
Interest expense, net	(210)	(200)	(800)	(770)

Income from continuing operations before income taxes	$60	$140	$350	$520
Income tax expense	(15)	(50)	(95)	(175)

Normalized income from continuing operations	$45	$90	$255	$345
Net (income) attributable to noncontrolling interests	(30)	(25)	(120)	(100)

Net income attributable to common shareholders	15	65	135	245

Fully diluted weighted average share outstanding (in millions)	101	101	102	102

Normalized fully diluted earnings per share – continuing operations	$0.15	$0.64	$1.32	$2.40

TENET HEALTHCARE CORPORATION

Additional Supplemental Non-GAAP Disclosures

Table #5 - Reconciliation of Outlook Adjusted Free Cash Flow

for the Year Ending December 31, 2015

(Unaudited)

(Dollars in millions)	2015
	Low	High
Net cash provided by operating activities	$1,097	$1,207
Less:
Payments for restructuring charges, acquisition-related costs and litigation costs and settlements(a)	(33)	(33)
Net cash used in operating activities from discontinued operations	(20)	(10)

Adjusted net cash provided by operating activities – continuing operations	$1,150	$1,250
Purchases of property and equipment – continuing operations	(1,000)	(900)

Adjusted free cash flow – continuing operations	$150	$350

(a)	Company does not forecast payments related to restructuring charges, acquisition costs, and litigation costs and settlements.